Exhibit 32.1

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this annual report on Form 10-K of Thor Industries, Inc. for the period ended July 31, 2013, I, Peter B. Orthwein, Chairman of the Board and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-K for the period ended July 31, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-K for the period ended July 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

Date: September 26, 2013

/s/ PETER B. ORTHWEIN
Peter B. Orthwein
Executive Chairman of the Board
(Principal executive officer)